UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2022

FIGS, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40448	46-2005653
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2834 Colorado Avenue, Suite 100
Santa Monica, California		90404
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (424) 300-8330

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	FIGS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company
☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.02 Results of Operations and Financial Condition.
On August 4, 2022, FIGS, Inc. (the “Company”) announced its financial results for the three and six months ended June 30, 2022. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Report”).
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 2, 2022, the Board of Directors (the “Board”) of the Company appointed Heather Hasson as Executive Chair of the Board, effective August 4, 2022 (the “Effective Date”). In connection with her appointment as Executive Chair, Ms. Hasson has resigned as Co-Chief Executive Officer and co-principal executive officer of the Company, effective on the Effective Date. Ms. Hasson will continue to be an executive officer and director of the Company.

On August 2, 2022, the Board appointed Catherine Spear as the Company’s sole Chief Executive Officer and principal executive officer, effective on the Effective Date. Ms. Spear’s biographical information can be found on page 9 of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 26, 2022.

In connection with her appointment as Executive Chair, the Company entered into a Second Amended and Restated Employment Agreement with Ms. Hasson (the “Employment Agreement”), effective as of the Effective Date. The term of the Employment Agreement commences on the Effective Date and ends on December 31, 2024. The Employment Agreement provides that, during the term of the Employment Agreement, Ms. Hasson will no longer be eligible to receive any base salary and, commencing with fiscal year 2023, Ms. Hasson will no longer be eligible to receive an annual bonus. Ms. Hasson will continue to be eligible (i) to receive an annual bonus with respect to fiscal year 2022 (pro-rated to reflect her change in salary), (ii) to participate (at the sole cost of the Company and on a tax-neutral basis to Ms. Hasson) in the health, welfare, retirement, vacation and other employee benefit plans, practices, policies and programs generally available to other senior executives, and (iii) for Company payment of the filing and legal fees associated with any required filings under the Hart-Scott-Rodino Act, as amended, with respect to the acquisition of our securities. During the term of the Employment Agreement, all outstanding equity awards held by Ms. Hasson will remain outstanding and continue to vest and become exercisable (if applicable) in accordance with their terms.

In connection with Ms. Hasson’s appointment, pursuant to the Employment Agreement and subject to her continued service through August 9, 2022 (the “Grant Date”), the Board approved the grant of equity awards to Ms. Hasson under the Company’s 2021 Equity Incentive Award Plan, effective on the Grant Date, with a value equal to $24,923,668, of which $13,603,183 will be granted in the form of a nonqualified stock option (the “Option”) and $11,320,485 will be granted in the form of an RSU award (the “RSU Award”). The Option will vest and become exercisable in 29 substantially equal installments on each monthly anniversary of the Effective Date (with the final installment vesting on December 31, 2024), and the RSU Award will vest in 10 substantially equal installments on each quarterly anniversary of the Effective Date (with the final installment vesting on December 31, 2024), in each case, subject to Ms. Hasson’s continued service through the applicable vesting date.

Pursuant to the Employment Agreement, if Ms. Hasson’s employment is terminated by us without “cause” or by her for “good reason” during the period beginning three months prior to and ending 12 months following a “change in control” (each as defined in the Employment Agreement), Ms. Hasson will receive the following severance payments and benefits: (i) 100% accelerated vesting (and exercisability, if applicable) of all outstanding equity awards granted to Ms. Hasson; (ii) a lump-sum amount equal to 200% of the cost of 18 months of COBRA premiums; and (iii) if the termination occurs prior to the payment of Ms. Hasson’s annual bonus for 2022, an amount equal to Ms. Hasson’s target annual bonus for 2022. If Ms. Hasson’s employment is terminated by us without “cause” or by her for “good reason” not within the change in control period described above, she will receive (i) 50% accelerated vesting (and exercisability, if applicable) of each of the Option and the RSU Award and 100% accelerated vesting (and exercisability, if applicable) of all other outstanding equity awards; and (ii) a lump-sum amount equal to 200% of the cost of 18 months of COBRA premiums. The severance payments and benefits described above are subject to Ms. Hasson’s timely execution and non-revocation of a release of claims in our favor. Additionally, if Ms. Hasson’s employment is terminated due to death or disability, she will receive 100% accelerated vesting (and exercisability, if applicable) of all outstanding equity awards held by her. Further, if a change in control of the Company occurs, Ms. Hasson will receive 100% accelerated vesting (and exercisability, if applicable) of all outstanding equity awards granted to her prior to May 2021.

Ms. Hasson is also subject to the terms and conditions of an employee confidential information and invention assignment agreement, a one-year post-termination non-solicitation covenant, and an indefinite mutual non-disparagement covenant.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full Employment Agreement, which is filed as Exhibit 10.1 to this Report and is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
On August 4, 2022, the Company posted a shareholder slide deck to the “Investor Relations” portion of its website at ir.wearfigs.com/financials/quarterly-results.
The information in Items 2.02 and 7.01 of this Report (including Exhibit 99.1 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1#	Second Amended and Restated Employment Agreement by and between FIGS, Inc. and Heather Hasson, effective August 4, 2022
99.1*	Press Release of the Company, dated August 4, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

#	Indicates a management contract or compensatory plan.
*	This exhibit related to Item 2.02 shall be deemed to be furnished, and not filed.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIGS, INC.
Date:	August 4, 2022	By:	/s/ Daniella Turenshine
		Name:	Daniella Turenshine
		Title:	Chief Financial Officer